Exhibit 4.2

SUPPLEMENTAL INDENTURE

WILLIAM SCOTSMAN INTERNATIONAL, INC.

as Issuer

and

THE GUARANTORS PARTY HERETO

6.875% SENIOR SECURED NOTES DUE 2023

SUPPLEMENTAL INDENTURE

DATED AS OF JULY 1, 2020

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee and Collateral Agent

This SUPPLEMENTAL INDENTURE, dated as of July 1, 2020, is by and among William Scotsman International, Inc. a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity and not in its individual capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Company (as successor to Mason Finance Sub, Inc.), the Trustee and the Collateral Agent entered into an Indenture, dated as of August 6, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Company initially issued $300,000,000 in principal amount of 6.875% Senior Secured Notes due 2023 (the “Notes”).

WHEREAS, Section 9.1(9) of the Indenture provides that the Company, the Guarantors, the Trustee and the Collateral Agent may supplement the Indenture in order to add Guarantors pursuant to Sections 4.17 and 11.8 thereof, without the consent of the Holders; and

WHEREAS, all acts and procedures prescribed by the Indenture to make this Supplemental Indenture a legally valid and binding instrument on the Company, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, the Trustee and the Collateral Agent.

From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent applicable.

Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.

No past, present or future director, officer, employee, incorporator, stockholder, partner, member or joint venturer of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

A BETTER MOBILE STORAGE COMPANY
A ROYAL WOLF PORTABLE STORAGE, INC.
GULF TANKS HOLDINGS, INC.
MOBILE MINI DEALER, INC.
MOBILE MINI FINANCE, LLC
MOBILE MINI I, INC.
MOBILE MINI TANK AND PUMP SOLUTIONS, INC.
MOBILE MINI, INC.
MOBILE MINI, LLC (a California limited liability company)
MOBILE MINI, LLC (a Delaware limited liability company)
MOBILE STORAGE GROUP, INC.
MSG INVESTMENTS, INC.
MSG MMI (TEXAS) L.P.
TEMPORARY MOBILE STORAGE, INC.
WATER MOVERS CONTRACTING, LLC
WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:	/s/ Christopher Miner
	Name:	Christopher Miner
	Title:	Senior Vice President, General Counsel & Secretary

[Signature Page to Supplemental Indenture (2018 SSN)]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

By:	/s/ Debra A. Schwalb
	Name:	Debra A. Schwalb
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Vice President

By:	/s/ Debra A. Schwalb
	Name:	Debra A. Schwalb
	Title:	Vice President

[Signature Page to Supplemental Indenture (2018 SSN)]